UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2005, Dean R. O’Hare was appointed to the AGL Resources Inc. Board of Directors. His term will expire at the 2006 annual meeting of shareholders. AGL Resources acquired NUI Corporation in November 2004 and during the regulatory approval process, AGL Resources committed to appointing a board member from New Jersey. As a member of the AGL Resources Board of Directors, he will serve on the Environmental and Corporate Responsibility Committee as well as the Finance and Risk Management Committee.

Mr. O’Hare, of Far Hills, New Jersey, joined Chubb in 1963 as an underwriting trainee and was named an officer of the corporation in 1972, chief financial officer in 1980, president in1986, and chairman and chief executive officer in 1988 where he served until his retirement in 2002.

Mr. O’Hare is the chairman of the board of SeaPass and a director of DFA Capital Management and Proudfoot Consulting. Mr. O’Hare is also chairman of the Partnership for New Jersey: a coalition of leaders of the state’s major corporations in association with nonprofit institutions and smaller businesses committed to act in partnership with government and the independent sector to make New Jersey a better place to live and work.

He has been a director of HJ Heinz Company since 2000. Mr. O’Hare has also been a director of the Fluor Corporation since 1997 and is presently chairman of the Audit Committee of the board. One of the world’s largest publicly owned engineering, procurement, construction, and maintenance services organizations, Fluor’s global clients include those in the oil and gas industry.

A leading voice on international trade issues, Mr. O’Hare is vice-chairman of the United States Council for International Business and has served as a member of the President’s Trade Advisory Committee, chairman of the U.S. Coalition of Service Industries, member and immediate past chairman of the U.S. - India Council, member of the Global Business Dialogue on Electronic Commerce, and a financial governor of the World Economic Forum (Davos).

Active in philanthropic organizations, O’Hare is co-chairman for the Hospital for Special Surgery in New York; a trustee and chairman of the Financial Committee at St. Benedict’s Preparatory School in Newark, New Jersey; a trustee of the University of Dublin in Ireland; and a trustee of the Intrepid Museum in New York.

Mr. O’Hare received a B.S. in Financial Management from New York University in 1963 and an M.B.A. from the Pace University Graduate School of Business Administration in 1969.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: August 3, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Senior Vice President and General Counsel